Exhibit 10.1

Software Development and Service Contract for the Information Network System for the Central Management of Offshore Funds of China Petrochemical Corporation

Party A: Shanghai Branch of Petro-Cyberworks Information Technology Co., Ltd.
Party B: Pansoft (Jinan) Company Ltd.

Place of Signature:
Signature date: March 12, 2009

In compliance with PRC Contract Law and on basis of fully and truly consensus of both parties after adequate and fair discussion and communication, this contract is hereby reached by Party A and Party B on the development and service of system software of the information network system for the central management of offshore funds of China Petrochemical Corporation.

I  Term, Place, and Means
1. This contract comes into force on the signing and sealing of the authorized representatives of both parties, and is to be carried out in Beijing of the People’s Republic of China. When the program is testified to be qualified, this task is completed. Party B, from the day the program is inspected and accepted on, is responsible to maintain the system for three years free of charge.
2. If the inspection and acceptance fails, Party B should make improvements within a reasonable period. If it fails again after improvements, Party A shall be entitled to invite a third party to make improvements, and the consequent expenses shall be paid by Party B.

II  Methods of Contract Payment
1. The total sum of the contract reaches RMB 10,050,000.
2. Party A shall pay 20% of the total sum of the contract, i.e. RMB 2,010,000, to Party B within 20 working days after the signature date of this contract.
3. After the software is developed and is tested and accepted by the user, Party A shall pay 30% of the total sum of the contract, i.e. RMB 3,015,000, to Party B within 20 working days.
4. After the successful application in Shengjun Headquarters, its branches, and enterprises pilots, Party A shall pay 20% of the total sum of the contract, i.e. RMB 2,010,000, to Party B within 20 working days.
5. After the promotion and implementation of the system is completed, Party A shall pay 20% of the total sum of the contract, i.e. RMB 2,010,000, to Party B within 20 working days.
6. After the system is inspected and accepted, Party A shall pay 10% of the total sum of the contract, i.e. RMB 1,005,000, to Party B within 20 working days.

III Standards and Methods of Inspection and Acceptance
Standards applicable to and methods of inspection and acceptance shall be carried out in accordance with Attachment to Software Development and Service Contract for the Information Network System for the Central Management of Offshore Funds of China Petrochemical Corporation and Regulations of the Inspection and Acceptance of Information Technology Program of China Petrochemical Corporation.

IV. Confidentiality
Both Party A and Party B shall keep secret for the completion and the inspection and acceptance of the program, and, without the written confirmation of the other party, disclose no technical documents or statistics concerned with the contract to any party not related to the contract, including the contract itself. As to confidential information from either parties or the users, both parties shall observe this regulation in the same way.

V. Liability for Breach of Contract
1. Party B shall complete within the period stipulated in the contract the work of implementation and maintenance in accordance with the requirements of the progress. If the work is delayed for reasons outside the following Ⅵ provision, Party B shall pay 0.1 % of the total sum of the contract as penalty for every single day delayed.
2. Party A shall pay to Party B in accordance with the contract. If party A delays the payment for reasons outside the force majeure listed in the followingⅥ provision, Party B shall pay 0.1 % of the total sum of the contract as penalty for every single day delayed.
3. In any case, the indemnification obligation and liability for breach of Party A and Party B accumulated under this contract shall not exceed 5% of the contract.

VI  Force Majeure
Due to force majeure (earthquake, typhoon, flood, fire, war or other unforeseeable, insurmountable and inevitable affaires or situation), either party unable to fulfill the contract shall immediately report reason of why they fail to fulfill or completely fulfill the contract to the other party in writing, and send to the other party evidence of force majeure confirmed by local government within 4 days. In case of force majeure, the affected party shall be allowed to delay the fulfillment, or partly fulfill or not fulfill the contract without being considered as breach of contract.

VII Intellectual Property Rights
1. Any intellectual property rights related to the software system and/or customized program Party A entrusted with Party B to develop for Party A and/or the end user of Party A belongs to Party A.
2. Party B shall guarantee that all the software and service provided by it do not infringe the intellectual property rights of any third party or its duties and responsibilities for any third party (including but not limited to the infringement of non-competes or acts beyond the scope of the power of agency). If Party A and /or the end user of Party A receive claims, prosecution, or arbitration from any third party for infringement or any other reasons resulting from acquiring or using the service or software of Party B, Party B shall intervene and solve it, and make compensation for all the losses and damages to Party A and /or the end user of Party A.

Ⅷ Arbitration
All disputes arising from or in connection with this contract shall be solved amicably through consultation. If they cannot be settled through consultation, they may be submitted to Beijing Arbitration Commission for arbitration in accordance with its rules of arbitration in effect at the time of applying for arbitration. Its arbitration is binding on both parties.

IX Application of Law
This contract and its effects, explanation, execution, and settlement of disputes are controlled by relevant laws of the People’s Republic of China.

X General Clauses
This contract is made out in four original with two copies for each party. Any revision or supplementation to the provisions of the contract must be confirmed by both parties in writing. What is left unmentioned in the execution of the contract shall be solved by both parties through consultation.

XI Attachment to the Contract
Attachment to the contract is part of and has the same legal effect with the contract.
Attachment: Attachment to Software Development and Service Contract for the Information Network System for the Central Management of Offshore Funds of China Petrochemical Corporation

Party A: Shanghai Branch of Petro-Cyberworks Information Technology Co., Ltd. Representative: Date:	Party B: Pansoft (Jinan) Company Ltd. Representative: Date:

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